Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Herman F. Dick, Jr. (614) 870-5064

CORE MOLDING TECHNOLOGIES APPOINTS VICE PRESIDENT OF MARKETING & SALES

COLUMBUS, Ohio – August 30, 2007 – Core Molding Technologies, Inc. (AMEX: CMT) today announced that Paul R. Boulier has been appointed Vice President of Marketing and Sales. Prior to joining Core Molding Technologies, Mr. Boulier was working for Avery Dennison as Business Manager Transportation serving the automotive, aerospace and other transportation markets.

“We are very pleased to have Paul join our staff at Core Molding Technologies. His background and experience will further strengthen our company and support our growth initiatives,” said Kevin L. Barnett, President and Chief Executive Officer. “Paul’s primary responsibilities will be to lead our marketing and sales efforts both with existing customers and as we pursue new strategic opportunities.”

Mr. Boulier held previous positions at Avery Dennison as Director, Marketing and New Product Development, and Technical Director. Prior to joining Avery Dennison, Mr. Boulier served as Vice President, Corporate Development and Vice President, Technology, Growth and Commercialization, for Nova Chemicals. Mr. Boulier holds a bachelor’s degree in chemistry from Worchester Polytechnic Institute and a master’s degree in plastics engineering from the University of Massachusetts-Lowell.

Core Molding Technologies, Inc. is a compounder of sheet molding composites (SMC) and molder of fiberglass reinforced plastics. The Company’s processing capabilities include the compression molding of SMC, resin transfer molding, multiple insert tooling (MIT) resin transfer molding, spray up and hand lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC materials for varied markets, including light, medium and heavy-duty trucks, automobiles, automobile aftermarket, personal watercraft and other commercial products. Core Molding Technologies, with its headquarters in Columbus, Ohio, operates plants in Columbus, Cincinnati, Ohio, Gaffney, South Carolina, and Matamoros, Mexico.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies’ operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon two major customers as the primary source of Core Molding Technologies’ sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies’ suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; and management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures.